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                                                                 Exhibit 99.7(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-26505 of United Investors Universal Life Variable Account on Form S-6 of our report dated January 30, 2001 relating to the financial statements of United Investors Life Insurance Company, and our report dated April 25, 2001 relating to the financial statements of United Investors Universal Life Variable Account, both appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" also in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
------------------------------------
DELOITTE & TOUCHE LLP


Dallas, Texas
April 25, 2001



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                                                                 Exhibit 99.7(a)



                             Accountants' Consent



The Board of Directors of
United Investors Life Insurance Company
and the Contract Owners of the United
Investors Universal Life Variable Account

We consent to the use of our report dated January 29, 1999, relating to the statements of operations, comprehensive income, shareholders' equity, and cash flows for United Investors Life Insurance Company for the year ended December 31, 1998, and also to the use of our report dated April 9, 1999, relating to the statements of operations and changes in net assets for the year ended December 31, 1998 of United Investors Universal Life Variable Account as contained in Post-Effective Amendment No. 5 to Form S-6 for United Investors Universal Life Variable Account. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                    /s/ KPMG LLP
                                    -------------------------
                                    KPMG LLP

Birmingham, Alabama
April 27, 2001